Exhibit 8.1

List of Subsidiaries and Affiliated Entities

(As of June 30, 2024)

Subsidiaries and Affiliated Entities (1)		Percentage Attributable to Our Company	Place of Incorporation
1.	Puyi Group Limited (2)	100%	BVI
2.	Puyi Holdings (Hong Kong) Limited (3)	100%	Hong Kong SAR
3.	Puyi Enterprises Management Consulting Co., Ltd. (4)	100%	PRC
4.	Puyi Dake Information Technology Co., Ltd. (5)	100%	PRC
5.	Chengdu Yihuitong Information Technology Co., Ltd. (5)	100%	PRC
6.	AIX Inc. (previously known as Fanhua Inc.) (6)	51.65%	CI
HPH’s Consolidated VIEs
1.	Chengdu Puyi Bohui Information Technology Co., Ltd. (7)	100%	PRC
2.	Fanhua Puyi Fund Distribution Co., Ltd (8)	92.55%	PRC
3.	Chongqing Fengyi Management Consulting Co., Ltd. (9)	100%	PRC
4.	Guangdong Puyi Asset Management Co., Ltd. (9)	100%	PRC

Subsidiaries and Affiliated Entities (1) of AIX Inc.
1.	CISG Holdings Ltd. (10)	51.65%	BVI
2.	BWWS Limited (10)	51.65%	Hong Kong SAR
3.	Minkfair Insurance Management Limited (11)	51.65%	Hong Kong SAR
4.	CNinsure Holdings Ltd. (12)	51.65%	BVI & Hong Kong SAR
5.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (13)	51.65%	PRC
6.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (13)	51.65%	PRC
7.	Fanhua Insurance Sales Service Group Company Limited (14)	51.65%	PRC
8.	Guangdong Meidiya Investment Co., Ltd. (15)	51.65%	PRC
9.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (15)	51.65%	PRC
10.	Beijing Fanlian Investment Co., Ltd. (16)	51.65%	PRC
11.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (17)	51.65%	PRC
12.	Tibet Zhuli Investment Co. Ltd.(17)	51.65%	PRC
13.	Sichuan Yihe Investment Co., Ltd.(18)	51.65%	PRC
14.	Shenzhen Dianliang Information Technology Co., Ltd. (19)	51.65%	PRC
15.	Fanhua RONS Service Co., Ltd. (19)	51.65%	PRC
16.	Zhongrong Smart Finance Information Technology Co., Ltd. (20)	29.82%	PRC
17.	Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. (21)	29.82%	PRC

Subsidiaries and Affiliated Entities (1)		Percentage Attributable to Our Company	Place of Incorporation
Insurance Agencies and Brokers
18.	Fanhua Lianxing Insurance Sales Co., Ltd. (22)	51.65%	PRC
19.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (23)	51.65%	PRC
20.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (23)	51.65%	PRC
21.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (23)	51.65%	PRC
22.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (23)	51.65%	PRC
23.	Hunan Fanhua Insurance Agency Co., Ltd. (24)	39.77%	PRC
24.	Kafusi Insurance Brokerage Co., Ltd. (21)	29.82%	PRC
25.	Hebei Xiong’an Fanhua Insurance Brokerage Co., Ltd. (Formerly known as Beijing Smart Finance Insurance Brokerage Co., Ltd)(15)	51.65%	PRC
Insurance Claims Adjusting Segment
26.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (25)	23.0728%	PRC
27.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (26)	22.8421%	PRC
28.	Shenzhen Fanhua Training Co., Ltd. (27)	23.0728%	PRC
29.	Shenzhen Fanhua Software Technology Co., Ltd. (27)	23.0728%	PRC
30.	Shenzhen Huazhong United Technology Co., Ltd. (28)	23.0728%	PRC
31.	Suzhou Feibao Smart Service Consulting Co., Ltd. (Previously known as Suzhou Junzhou Healthcare Management Co. Ltd.) (29)	23.0728%	PRC
Heath Management and Family Office Service Firms
32.	Guangdong Fanhua Blue Plus Health Management Co., Ltd (23)	51.65%	PRC
33.	Fanhua Puyi Family Office (Beijing) Co., Ltd.(19)	51.65%	PRC
34.	Puyi Family Office (Chengdu) Enterprise Management Consulting Co., Ltd.(30)	51.65%	PRC
AIX’s Consolidated VIEs
1.	Shenzhen Xinbao Investment Management Co., Ltd. (31)	51.65%	PRC
2.	Fanhua RONS Insurance Sales & Services Co., Ltd. (Previously known as Fanhua Century Insurance Sales & Service Co., Ltd.) (32)	51.65%	PRC
3.	Shenzhen Baowang E-commerce Co., Ltd. (33)	51.65%	PRC
4.	Fanhua RONS (Beijing) Technology Co., Ltd. (previously known as Litian Zhuoyue Software (Beijing) Co., Ltd.) (33)	51.65%	PRC
5.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (34)	51.65%	PRC
6.	Jilin Zhongji Shi’an Insurance Agency Co., Ltd. (36)	26.34%	PRC
Investees
1.	Brave Moon Limited (37)	30.99%	Hong Kong SAR
2.	Avantech Solutions Limited (37)	30.99%	Hong Kong SAR
3.	Aasure Insurance Broker Limited. (38)	30.99%	Hong Kong SAR
4.	Foshan Tuohua Insurance Agency Co., Ltd. (39)	10.33%	PRC
5.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (40)	9.14%	PRC
6.	Shenzhen Chetong Network Co., Ltd.(41)	7.70%	PRC
7.	Cheche Technology Inc.(42)	1.63%	CI

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by HPH.

(3)	100% of the equity interests in this company are held directly by Puyi Group Limited.

(4)	100% of the equity interests in this company are held directly by Puyi Holdings (Hong Kong) Limited.

(5)	100% of the equity interests in these companies are held directly by Puyi Enterprises Management Consulting Co., Ltd.

(6)	51.65% of the equity interests in this company are held directly by HPH.

(7)	We beneficially own 100% equity interests in this company, of which 0.96% of the equity interests are held directly by Puyi Enterprises Management Consulting Co., Ltd. and the remaining 99.04% by a nominee individual shareholder with whom we have entered into contractual arrangements.

(8)	84.59% of the equity interests in this company are held directly by Chengdu Puyi Bohui Information Technology Co., Ltd. and 15.41% of the equity interests in this company are held directly by AIX Inc.

(9)	100% of the equity interests in these companies are held directly by Chengdu Puyi Bohui Information Technology Co., Ltd.

(10)	100% of the equity interests in this company are held directly by AIX Inc.

(11)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(12)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(13)	100% of the equity interests in these companies are held directly by CNinsure Holdings Ltd.

(14)	AIX Inc. beneficially owns 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(15)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(16)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(17)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(18)	AIX Inc. beneficially owns 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(19)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(20)	53.44% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Co. Ltd.,

(21)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd..

(22)	AIX Inc. beneficially owns 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(23)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(24)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(25)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.

(26)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd, in which AIX Inc. beneficially owns 44.7% of the equity interests.

(27)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which AIX Inc. beneficially owns 44.7% of the equity interests.

(28)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which AIX Inc. beneficially owns 44.7% of the equity interests.

(29)	100% of the equity interests in the company are held directly by Shenzhen Huazhong United Technology Co., Ltd., in which AIX Inc. beneficially owns 44.7% of the equity interests.

(30)	100% of the equity interests in the company are held directly by Fanhua Puyi Family Office (Beijing) Co., Ltd.

(31)	AIX Inc. beneficially owns 100% equity interests in this company, of which 49% of the equity interests are held directly by Fanhua Insurance Sales Group Company Limited and the remaining 51% by a nominee individual shareholder with whom AIX Inc. has entered into contractual arrangements.

(32)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.

(33)	100% of the equity interests in this company are held directly by Fanhua RONS Insurance Sales & Service Co., Ltd.

(34)	AIX Inc. beneficially owns 100% of the equity interests in this company through contractual arrangement.

(35)	100% of the equity interests in this company are held directly by Fanhua RONS Technologies (Beijing) Co., Ltd..

(36)	51% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd.

(37)	60% of the equity interests in these companies are held directly by BWWS Limited.

(38)	100% of the equity interests in this company are held directly by Brave Moon Limited.

(39)	20% of the equity interests in the company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(40)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which AIX Inc. beneficially owns 44.2% of the equity interests.

(41)	33.39% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which AIX Inc. beneficially owns 44.7% of the equity interests.

(42)	3.1645% of the equity interests in this company are held directly by CISG Holdings Ltd.